Exhibit 99.1

Allscripts Contacts:
Dan Michelson	Bill Davis
Chief Marketing Officer	Chief Financial Officer
312-506-1217	312-506-1211
dan.michelson@allscripts.com	bill.davis@allscripts.com

Todd Stein
Senior Manager/Public Relations
312-506-1216
todd.stein@allscripts.com

FOR IMMEDIATE RELEASE

Allscripts Reports Fourth Quarter 2007 Results

Company Posts Record Revenue and Earnings per Share for the Year

CHICAGO, IL – February 13, 2008 – Allscripts, the leading provider of clinical software, connectivity and information solutions that physicians use to improve healthcare, today announced results for the three months and year ended December 31, 2007.

Total revenue for the three months ended December 31, 2007 was $73.4 million, compared to $63.6 million for the same period last year. Revenue from software and related services for the three months ended December 31, 2007 was $57.8 million, compared to $48.9 million for the same period last year, increasing by 18.1%. Gross margin percentage was 48.9% for the fourth quarter of 2007, compared to 53.5% during the fourth quarter of 2006.

Net income for the three months ended December 31, 2007 was $5.9 million, or $0.10 per diluted share, compared to net income of $4.5 million, or $0.08 per diluted share, for the same period last year. Non-GAAP adjusted earnings for the three months ended December 31, 2007 were $8.5 million, or $0.14 per diluted share, compared to non-GAAP adjusted earnings of $6.6 million, or $0.11 per diluted share for the same period last year. Non-GAAP adjusted earnings for the three months ended December 31, 2007 and 2006 are comprised of net income giving effect to the add-back of acquisition-related amortization of $1.6 million or $0.03 per diluted share for both reported periods, net of tax, and total stock-based compensation expense of $0.9 million and $0.6 million, respectively, or $0.01 per diluted share for both reported periods, net of tax. Please see “Explanation of Non-GAAP Financial Measures” below for a discussion of non-GAAP adjusted earnings and earnings per share.

As of December 31, 2007 the Company had cash and marketable securities of $63.0 million.

“2007 was a record year for Allscripts in earnings and revenue, demonstrating the interest in and importance of automating our healthcare system,” said Glen Tullman, Chief Executive Officer of Allscripts. “In 2008, we will focus on taking advantage of our market-leading position across all segments in which we compete, including leveraging our ECIN acquisition. Our objective is to connect healthcare while continuing to help our clients effectively implement and use all of our solutions to make a difference in the lives of physicians and patients.”

Total revenue for the year ended December 31, 2007 was a record $281.9 million, compared to $228.0 million for 2006, an increase of 23.7%. Revenue from software and related services for the year ended December 31, 2007 was $222.7 million, compared to $173.5 million for 2006, increasing by 28.3%.

Total gross margin percentage was 49.8% for the year ended December 31, 2007, compared to 50.9% for the year ended December 31, 2006.

Net income for the year ended December 31, 2007 was $20.6 million, or $0.35 per diluted share, compared to net income of $11.9 million, or $0.22 per diluted share, for 2006. Non-GAAP adjusted earnings for the year ended December 31, 2007 was $29.5 million, or $0.49 per diluted share, compared to adjusted earnings of $19.7 million, or $0.37 per diluted share, for the same period last year. Non-GAAP adjusted earnings for the year ended December 31, 2007 and 2006 are comprised of net income giving effect to the add-back of acquisition-related amortization of $6.4 million for both reported periods, or $0.10 and $0.12 per diluted share, respectively, net of tax, and total stock-based compensation of $2.6 million and $1.4 million, respectively, or $0.04 and $0.03 per diluted share, respectively, net of tax.

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this press release non-GAAP net income (and related per share amounts), which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Non-GAAP net income consists of GAAP net income, excluding acquisition-related amortization and stock-based compensation expense under SFAS No. 123R, in each case net of any related tax benefit.

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Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

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Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Allscripts excludes stock-based compensation expense from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and should also note that such expense will recur in future periods.

Management also believes that non-GAAP net income (and related per share amounts) provides useful supplemental information to management and investors regarding the underlying performance of the Company’s business operations and facilitates comparisons to our historical operating results.

Management also uses this information internally for forecasting and budgeting as it believes that the measure is indicative of the Company’s core operating results. Note however, that non-GAAP net income is a performance measure only, and it does not provide any measure of the Company’s cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

Allscripts will conduct a conference call on Wednesday, February 13, 2008 at 4:30 PM Eastern Time. The conference call can be accessed by dialing 1-800-374-1376 and requesting the Allscripts earnings call, or at www.allscripts.com. A recording of the conference call will be available three hours after the conclusion of the call for a period of two weeks at www.allscripts.com or by calling 1-800-642-1687, ID #30156822.

About Allscripts

Allscripts (Nasdaq: MDRX) is the leading provider of clinical software, connectivity and information solutions that physicians use to improve healthcare. The company’s unique solutions inform, connect and transform healthcare, delivering improved care at lower cost. More than 40,000 physicians and thousands of other healthcare professionals in clinics and hospitals nationwide utilize Allscripts to automate and connect everyday tasks such as writing prescriptions, documenting patient care, managing billing and scheduling, and safely discharging patients. To learn more, visit Allscripts at www.allscripts.com.

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; competitive pressures including product offerings, pricing and promotional activities; our ability to establish and maintain strategic relationships; undetected errors or similar problems in our software products; compliance with existing laws, regulations and industry initiatives and future changes in laws or regulations in the healthcare industry; possible regulation of the Company’s software by the U.S. Food and Drug Administration; the possibility of product-related liabilities; our ability to attract and retain qualified personnel; our ability to identify and complete acquisitions, manage our growth and integrate acquisitions; maintaining our intellectual property rights and litigation involving intellectual property rights; risks related to third-party suppliers; our ability to obtain, use or successfully integrate third-party licensed technology; breach of our security by third parties; and the risk factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including our 2006 Annual Report on Form 10-K available through the Web site maintained by the Securities and Exchange Commission at www.sec.gov. The Company undertakes no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Balance Sheets

(amounts in thousands)

(Unaudited)

	December 31, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$43,785	$42,461
Marketable securities	5,759	14,553
Accounts receivable, net	81,351	55,579
Deferred taxes, net	16,658	27,437
Inventories	4,178	3,247
Prepaid expenses and other current assets	17,401	10,620

Total current assets	169,132	153,897
Long-term marketable securities	13,459	26,024
Fixed assets, net	19,384	14,094
Software development costs, net	22,969	12,285
Deferred taxes, net	7,850	—
Intangible assets, net	76,333	78,050
Goodwill	257,585	188,261
Other assets	5,252	4,999

Total assets	$571,964	$477,610

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,911	$9,294
Accrued liabilities	22,707	26,546
Accrued acquisition obligation	8,946	—
Deferred revenue	45,940	35,549
Current portion of long-term debt	279	258
Other current liabilities	274	—

Total current liabilities	94,057	71,647
Long-term debt	135,162	85,441
Deferred taxes, net	—	3,915
Other liabilities	2,105	357

Total liabilities	231,324	161,360
Stockholders’ equity	340,640	316,250

Total liabilities and stockholders’ equity	$571,964	$477,610

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Statements of Operations

(amounts in thousands, except per-share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Revenue:
Software and related services	$57,767	$48,910	$222,673	$173,503
Prepackaged medications	11,887	11,232	43,959	43,688
Information services	3,747	3,418	15,276	10,778

Total revenue	73,401	63,560	281,908	227,969
Cost of revenue:
Software and related services	24,670	18,704	94,866	70,351
Prepackaged medications	10,302	9,419	36,974	36,263
Information services	2,556	1,421	9,655	5,417

Total cost of revenue(a)	37,528	29,544	141,495	112,031

Gross profit	35,873	34,016	140,413	115,938
Operating expenses:
Selling, general and administrative expenses(b)	26,694	23,952	101,666	85,798
Amortization of intangibles	2,727	2,576	10,636	10,272

Income from operations	6,452	7,488	28,111	19,868
Interest expense	(925)	(937)	(3,715)	(3,712)
Interest income and other, net	884	802	3,961	3,163
Gain on sale of equity investment	—	—	2,392	—

Income before income taxes	6,411	7,353	30,749	19,319
Income taxes	(467)	(2,870)	(10,186)	(7,424)

Net income	$5,944	$4,483	$20,563	$11,895

Net income per share—basic	$0.11	$0.08	$0.37	$0.23

Net income per share—diluted	$0.10	$0.08	$0.35	$0.22

Weighted average shares of common stock outstanding used in computing basic net income per share	56,339	53,958	55,712	51,058

Weighted average shares of common stock outstanding used in computing diluted net income per share(c)	65,299	63,954	64,671	53,367

(a)	Includes stock-based compensation of $329 and $0 for the three months ended December 31, 2007 and 2006, respectively, and $761 and $0 for the years ended December 31, 2007 and 2006, respectively.
(b)	Includes stock-based compensation of $1,216 and $888 for the three months ended December 31, 2007 and 2006, respectively, and $3,575 and $2,328 for the years ended December 31, 2007 and 2006, respectively.
(c)	Weighted average diluted shares for the three months ended December 31, 2007 and 2006 and for the year ended December 31, 2007 include 7,329 common shares related to the Company’s 3.5% Senior Convertible Notes. Such shares were antidilutive for the year ended December 31, 2006. Interest expense, net of tax, has been added back to net income for the net income per diluted share calculation for the three months ended December 31, 2006 and 2007 and the year ended December 31, 2007.

Allscripts Healthcare Solutions, Inc.

Reconciliation of Non-GAAP Adjusted Earnings and Non-GAAP Adjusted Earnings Per Share

(amounts in thousands, except per-share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Net Income	$5,944	$4,483	$20,563	$11,895

Stock compensation expense (tax effected at 40% for 2007 and 38% for 2006)	928	551	2,602	1,443
Deal-related amortization (tax effected at 40% for 2007 and 38% for 2006)	1,636	1,597	6,382	6,369

Non-GAAP Adjusted Earnings	$8,508	$6,631	$29,547	$19,707

Weighted average shares of common stock outstanding used in computing diluted non-GAAP adjusted earnings per share	65,299	63,954	64,671	53,367

Non-GAAP Adjusted Earnings Per Share—diluted	$0.14	$0.11	$0.49	$0.37